Exhibit 10.2

Share Option Agreement

This Share Option Agreement is duly executed on 19 March 2007 by and between                      (the “Optionee”) (Personal Identity Card/No.:                                         ) and Giant Network Technology Ltd (hereinafter referred to as the “Company”), which is a company incorporated under the laws of the Cayman Islands The parties hereby agree as follows:

1 The terms in this Agreement was defined according to the 2006 Employee Share Option Scheme (hereinafter referred to as the “Scheme”) approved by the shareholder meeting of the Company except as otherwise provided

2 In accordance with the provisions of the Scheme, the Company grants to the Optionee the option to subscribe, pursuant to the table set below, all or any part of shares authorized but unissued by the Company. The grant of Option will become effective upon Company’s receipt of the Agreement signed by the Optionee and RMB¥1 as the consideration. The Option granted hereby and all rights hereunder in this Agreement shall become null and void automatically on and after the “Expiration Date” prescribed in the following table; the Option shall also terminate prior (all or part) to the “Expiration Date” with cause

Upon exercise of an Option, the Optionee shall give a written or electronic notice of exercise to the Company, specifying the number of Shares to be subscribed accompanied by the full payment of exercise price (by multiplying the number of shares to be subscribed by “Exercise Price”)

The Optionee may choose to exercise all or part of the vested Options in a certain exercise, unexercised portion of the Options shall automatically defer to the next exercise, i.e the exercisable Options shall include Options vested but unexercised and newly vested Options (See the Scheme attached)

Table of Grant of Option

Date of Grant	3(month)/ 19 (day)/2007

Optionee

Exercise Price	RMB per Share

Total Number of Shares Granted	Shares

Vesting Period	At the beginning, the option is vested for 20% of the total number of shares granted at 15th, November 2007 and subsequently for 20% at 15th, November per year until all over

Expiration Date	9(month)/30 (day)/2012

3 Particulars

3.1 Unvested portion of the Option shall automatically terminate after the cessation of Service. The Option that is vested but unexercised shall be exercised within three (3) months immediately after the cessation of Service, otherwise it shall lapse;

3.2 If an Optionee dies while a Service Provider, the Option shall be transferred to his/her successor or beneficiary, who may exercise the Option within twelve (12) months immediately after the cessation of Service to the extent that the Option is vested to the Optionee up to the date of death. Unvested portion of the Option or Option that is not exercised within the period prescribed herein shall automatically terminate or lapse;

3.3 If an Optionee ceases to be a Service Provider as a result of the Optionee’s disability or retirement with the consent of the Company, the Optionee may exercise the Option within twelve (12) months immediately after the cessation of service to the extent that the Option is vested up to the Severance Date. Unvested portion of the Option or Option that is not exercised within the period prescribed herein shall automatically terminate or lapse;

3.4 In the event of changes in capitalization, mergers and acquisitions, asset reconstruction, dissolution or liquidation, this Agreement shall be adjusted in accordance with the Scheme.

3.5 The Company shall review the performance of the Optionee. The amount of the Option that is ultimately obtained by the Optionee has a relationship with the review. (See the Scheme attached)

3.6 The Option shall automatically terminate and lapse provided that the Optionee’s relationship as a Service Provider is early terminated upon occurrence of any of the following circumstances:

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3.6.1 The Optionee is proved to steal, misappropriate, swindle, divulge the company secrets, disclose or use the internal information, client lists, commercial secrets or other confidential information without authorization;

3.6.2 The Optionee breaches the entrusted obligations, or violates any law or administrative regulation;

3.6.3 The Optionee is proved or declared to be guilty or waive the claim of innocence, whether felony or misdemeanor;

3.6.4 The Optionee fundamentally breaches any article of any agreement with the Company or its Affiliate;

3.6.5 The Optionee violates the non-compete obligation, or in any manner engages in the activities impairing the reputation, business or interest of the Company or its subordinate institution, or improperly leads to the seller’s or client’s violation or termination of the agreement with the Company or its Affiliate

4 Except by will or laws of descent and distribution, the Option and the rights conferred hereby shall not be sold, transferred, pledged, alienated, mortgaged, assigned or disposed in any manner. The Option shall be exercised only by the Optionee or its entrusted agent during the Optionee’s lifetime.

5 This Agreement is executed in triplicate, one to be kept by the Optionee, and two to be kept by the Company Each original has the same legal effect. This Agreement will become effective on the date when signed and sealed by the Optionee and Grantor’s representative.

6 2006 year company option plan will be the indivisible part of this agreement

Grantor:	(Official Seal)

Authorized Representative:	(Signature)

Date: 19 March 2007

Optionee:	(Signature)

Date: 19 March 2007
Document # 223636

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